                    U.S. SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C.



                                   FORM 8-K



                                CURRENT REPORT



                      Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934





                                  MAY 29, 1998
                ------------------------------------------------
                Date of Report (date of earliest event reported)





                              METEOR INDUSTRIES, INC.
               ----------------------------------------------------
               Exact name of Registrant as Specified in its Charter




         COLORADO                  1-12401                84-1236619
---------------------------    ---------------    ---------------------------
State or Other Jurisdiction    Commission File    IRS Employer Identification
     of Incorporation              Number                   Number


                       216 SIXTEENTH STREET, SUITE 730
                           DENVER, COLORADO  80202
           -----------------------------------------------------------
           Address of Principal Executive Offices, Including Zip Code


                                (303) 572-1135
              --------------------------------------------------
              Registrant's Telephone Number, Including Area Code

ITEM 5. OTHER EVENTS

On May 29, 1998, a wholly-owned subsidiary of Meteor Industries, Inc. (the "Registrant") acquired all of the outstanding stock of Tri-Valley Gas Company ("Tri-Valley"), a petroleum marketing and distribution company doing business in Colorado. The Registrant paid an aggregate of $2,414,500 in cash and a $600,000 promissory note to the former shareholders of Tri-Valley, none of whom are affiliated with the Company. The $600,000 promissory note bears interest at 8% per annum and is payable in monthly installments through June 1, 2002.

The primary source of the cash for this acquisition was a $2,300,000 term loan from Norwest Bank Colorado, NA. The note bears interest at the prime rate plus 0.5% and is payable in monthly installments over a period of five years. The Company also paid a $23,000 origination fee for this loan. The loan is secured by all of the Company's equipment, general intangibles, inventory, receivables and accounts.

Tri-Valley owns five commercial real estate sites. Located on those sites are three gas stations, two warehouses and three office buildings. Tri-Valley also owns a substantial quantity of equipment necessary to market refined petroleum products, including approximately 1,750 propane tanks, 100 gasoline and diesel fuel tanks and over 30 delivery vehicles. The company sells propane, gasoline, diesel fuel, lubricants, and convenience store items to the general public and to commercial customers.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(c)  EXHIBITS.

     Exhibit No. 2.1*   Agreement dated May 21, 1998    Filed herewith
                        by and among Fleischli Oil
                        Company, Inc., Meteor
                        Industries, Inc., Tri-Valley
                        Gas Company, and the Share-
                        holders of Tri-Valley Gas
                        Company

* Certain exhibits listed in the Agreement are not filed herewith. Copies of the omitted exhibits will be furnished supplementally to the Commission upon request.

                               SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                    METEOR INDUSTRIES, INC.


Dated: June 25, 1998                By /s/ Dennis R. Staal
                                       Dennis R. Staal, Treasurer (Chief
                                       Financial and Accounting Officer)]